Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Post Effective Amendment No. 2 to Registration Statement (Form S-8 No. 333-104804) of our report dated February 2, 2004, with respect to the consolidated financial statements and schedules of Chicago Mercantile Exchange Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois

April 12, 2004